UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 16, 2015

Emmaus Life Sciences, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-53072	41-2254389
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

21250 Hawthorne Boulevard, Suite 800, Torrance, CA 90503

(Address, including zip code, off principal executive offices)

Registrant’s telephone number, including area code   310-214-0065

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2015, the Board of Directors (the “Board”) of Emmaus Life Sciences, Inc. (the “Company”) appointed Yutaka Niihara, M.D., MPH, the President and Chief Executive Officer of the Company. Dr. Niihara, 55, previously served as the President and Chief Executive Officer of the Company from May 2011 until April 2015.  From April 2015 until December 2015, he served as Chief Scientific Officer of the Company.   He has also served as the President, Chief Executive Officer and Chairman of the Board of Emmaus Medical, Inc. (“Emmaus Medical”) since 2003. Since May 2005, Dr. Niihara has also served as the President, Chief Executive Officer and Medical Director of Hope International Hospice, Inc. From June 1992 to October 2009, Dr. Niihara served as a physician specialist for Los Angeles County. Dr. Niihara is the principal inventor of the patented L-glutamine therapy for treatment of sickle cell disease, has been involved in patient care and research for sickle cell disease during most of his career and is a widely published author in the area of sickle cell disease. Dr. Niihara is board-certified by the American Board of Internal Medicine/Medical Oncology and the American Board of Internal Medicine/Hematology. He is licensed to practice medicine in both the U.S. and Japan. Dr. Niihara is a Professor of Medicine at the David Geffen School of Medicine at UCLA. He received his B.A. in Religion from Loma Linda University in 1982 and obtained his MD degree from the Loma Linda University School of Medicine in 1986 and received his MPH from Harvard School of Public Health in 2006.

On April 8, 2015, Dr. Niihara loaned $500,000 to the Company in consideration of a demand note with an interest rate of 10% per annum.  As of the date of this report, $500,000 of principal on this note remains outstanding, a total amount of $534,658 of principal and accrued interest is outstanding, and no principal has been paid on such note since its issuance.  Further, on May 21, 2015, Dr. Niihara loaned $826,105 to the Company in consideration of a [demand] note with an interest rate of 10% per annum.  As of the date of this report, $826,105 of principal on this note remains outstanding, a total amount of $873,634 of principal and accrued interest is outstanding, and no principal has been paid on such note since its issuance.  Additionally, on September 29, 2015, Dr. Niihara loaned the Company an additional $100,000 in consideration of a convertible note with an interest rate of 10% per annum.  As of the date of this report, $100,000 of principal on this note remains outstanding, a total amount of $102,164 of principal and accrued interest is outstanding, and no principal has been paid on such note since its issuance.  Last, on November 16, 2015, Dr. Niihara and his wife Soomi Niihara loaned $200,000 to the Company in consideration of a convertible note with an interest rate of 10% per annum.  As of the date of this report, $200,000 of principal on this note remains outstanding, a total amount of $201,699 of principal and accrued interest is outstanding, and no principal has been paid on such note since its issuance.

Pursuant to Dr. Niihara’s employment agreement with the Company, dated as of April 5, 2011, the term of Dr. Niihara’s employment is two years and automatically extends for additional one-year terms unless no less than 60 days’ prior written notice of non-renewal is given by Dr. Niihara or the Company. Dr. Niihara’s base salary under his employment agreement is $250,000 per year, to be reviewed at least annually. The employment agreement states that at the end of each calendar year on December 31, or as soon as reasonably practicable after such date, the Company will grant non-qualified ten-year stock options with a Black Scholes value of $100,000 to Dr. Niihara with an exercise price per share equal to the “Fair Market Value” (as such term is defined in the Company’s 2011 Stock Incentive Plan) on the applicable grant date. If Dr. Niihara’s employment is terminated for any reason during the term of his employment agreement, other than without cause or good reason, he will be entitled to receive his base salary prorated through the termination date, any expense reimbursement due and owing for reasonable and necessary business expenses, and unpaid vacation benefits. Other material terms of Dr. Niihara’s employment agreement are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 (the “Annual Report”), which is incorporated herein by reference.  Dr. Niihara is also eligible to participate in all employee benefits plans from time to time in effect for the Company’s other senior executive officers, as reported in the Annual Report, which is incorporated herein by reference.

Simultaneously with Dr. Niihara’s appointment on December 16, 2015, the Executive Committee consisting of executive officers Peter Ludlum and Lan Tran that carried out the roles and responsibilities of the Company’s CEO on an interim basis was automatically terminated. The appointment of the Executive Committee was disclosed by the Company on the Current Report on Form 8-K filed on April 16, 2015 with the Securities and Exchange Commission.  Mr. Ludlum continues to serve as the Company’s Executive Vice President and Chief Financial Officer, and Ms. Tran continues to serve as the Company’s Chief Administrative Officer and Corporate Secretary.

Also on December 16, 2015, the Board also appointed Willis C. Lee, M.S. to serve as a director of the Company. The appointment of Mr. Lee was effective upon the acceptance of his appointments, which acceptance occurred on December 16, 2015.  Mr. Lee is not a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K.  Pursuant to Mr. Lee’s employment agreement with the Company, dated as of April 5, 2011, the term of Mr. Lee’s employment is two years and automatically extends for additional one-year terms unless no less than 60 days’ prior written notice of non-renewal is given by Mr. Lee or the Company. Mr. Lee’s base salary under his employment agreement is $180,000 per year, to be reviewed at least annually. The employment agreement states that at the end of each calendar year on December 31, or as soon as reasonably practicable after such date, the Company will grant non-qualified ten-year stock options with a Black Scholes value of $50,000 to Mr. Lee with an exercise price per share equal to the “Fair Market Value” (as such term is defined in the Company’s 2011 Stock Incentive Plan) on the applicable grant date. If Mr. Lee’s employment is terminated for any reason during the term of his employment agreement, other than without cause or good reason, he will be entitled to receive his base salary prorated through the termination date, any expense reimbursement due and owing for reasonable and necessary business expenses, and unpaid vacation benefits. Other material terms of Mr. Lee’s employment agreement are set forth in the Annual Report, which is incorporated herein by reference.  Mr. Lee is also eligible to participate in all employee benefits plans from time to time in effect for the Company’s other senior executive officers, as reported in the Annual Report, which is incorporated herein by reference.

Mr. Lee, 55, has served as Chief Operating Officer of the Company since May 2011. Mr. Lee served as a director of Emmaus Life Sciences, Inc. from May 2011 to May 2014 and also served as the Co-Chief Operating Officer and Chief Financial Officer and as a director of Emmaus Medical from March 2010 to May 2011. Prior to that, he was the Controller at Emmaus Medical from February 2009 to February 2010. From 2004 to 2010, Mr. Lee led worldwide sales and business development of Yield Dynamics product group at MKS Instruments, Inc., a provider of instruments, subsystems, and process control solutions for the semiconductor, flat panel display, solar cell, data storage media, medical equipment, pharmaceutical manufacturing, and energy generation and environmental monitoring industries. Mr. Lee also served as President and Managing Director of Kenos Inc., a private service provider that provides funeral services to individuals, from January 2004 to December 2008. Mr. Lee held various managerial and senior positions at semiconductor companies such as MicroUnity Systems Engineering, Inc., a private semiconductor company that designs and develops new generation multimedia processors for computers and cable control boxes, from August 1995 to July 1996, HPL, Inc., a public semiconductor company that provides a software platform that enables data-driven decisions by gathering, managing and analyzing semiconductor manufacturing data, from June 2000 to October 2002, Syntricity, Inc., a private semiconductor software company that provides a software platform that enables data-driven decisions by gathering, managing and analyzing semiconductor manufacturing data, from November 2002 to April 2004 and also at Reden & Anders, a subsidiary of United Healthcare that provides actuarial services including capitation and risk assessment analyses for healthcare insurance carriers, from September 1996 to June 2000. Mr. Lee received his B.S. and M.S. in Physics from University of Hawaii (1984) and University of South Carolina (1986), respectively. The Board believes that Mr. Lee is qualified to serve as a director due to his extensive knowledge and experience, as well as because of his intimate knowledge of the Company through his service as executive officer of the Company.

Furthermore, on December 16, 2015, the Board also appointed Jon Kuwahara and Masaharu Osato, M.D., to serve as directors of the Company.  The elections of Mr. Kuwahara and Dr. Osato are contingent upon the satisfactory completion of background checks and other diligence to be performed by the Board. Mr. Kuwahara is expected to become the chairman of the Company’s Audit Committee, as well as the Company’s Compensation, Nominating and Corporate Governance Committee. Dr. Osato is expected to serve on the Company’s Audit Committee and the Company’s Compensation, Nominating and Corporate Governance Committee.  Neither of Dr. Osato or Mr. Kuwahara is a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K. As of this time, neither of Dr. Osato or Messrs. Lee or Kuwahara has entered into any material plan, contract, arrangement or amendment in connection with their respective election to the Board.

Mr. Kuwahara, 50, has served as Corporate Controller of Avanir Pharmaceuticals (“Avanir”), a biopharmaceutical company focused on acquiring, developing, and commercializing therapeutic products for the treatment of central nervous system disorders, since 2014. Mr. Kuwahara also briefly served as a consultant for Avanir between August 2010 and November 2010. Between 2010 and 2014, Mr. Kuwahara served as Associate Director of Finance and Assistant Corporate Controller of Questcor Pharmaceuticals, a specialty pharmaceutical company. Between 2003 and 2009, Mr. Kuwahara provided consultant services for Resources Global Professionals, a global project-based professional services firm, and between 1999 and 2003 he served as Solutions Consultant for Lawson Software, a provider of enterprise software solutions specializing in service industries. Between 1988 and 1999, Mr. Kuwahara held positions as Controller, Director of Finance and Senior Accountant with companies in various industries around the U.S. Mr. Kuwahara holds a B.B.A. with emphasis in accounting from the University of Hawaii and is a certified public accountant in California (active license) and Hawaii (inactive license). The Board believes that Mr. Kuwahara is qualified to serve as a director of the Company due to his business and financial management experience.

Dr. Osato, 61, has been practicing gastroenterology and internal medicine (“GI”) at his private practice, the Osato Medical Clinic, Inc. in Torrance, CA, since 2001. Between 1998 and 2001 he completed a GI Fellowship at the Harbor UCLA Medical Center. Between 1993 and 1997 and 1988 and 1993, respectively, Dr. Osato served as General Internist and Director of Health Screening Center at the Tokyo Adventist Hospital in Tokyo, Japan, and at the Kobe Adventist Hospital in Kobe, Japan. He attended the Loma Linda University School of Medicine in California between 1979 and 1983 and completed an internal medicine residency at the Kettering Memorial Medical Center at the Write State University between 1983 and 1986. Between 1986 and 1988 he completed a pediatric residency at the Lorna Linda University Medical Center. The Board believes that Dr. Osato is qualified to serve as a director of the Company due to his extensive knowledge of and experience in the GI sector.

Each non-employee member of the Board, including Dr. Osato and Mr. Kuwahara, provided that Mr. Kuwahara and Dr. Osato satisfactory complete their respective background checks, is entitled to receive the same standard compensation for service on the Board and its committees, as described in the Annual Report, which is incorporated herein by reference.

Also on December 16, 2015, Scott Gottlieb tendered his resignation from the Board, effective immediately. Mr. Gottlieb was a member of the Audit Committee prior to his resignation.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1

Employment Agreement dated as of April 5, 2011 by and between Emmaus Medical, Inc. and Yutaka Niihara, M.D., MPH (incorporated by reference from Exhibit 10.12 to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 4, 2011).

10.2

Employment Agreement dated as of April 5, 2011 by and between Emmaus Medical, Inc. and Willis C. Lee (incorporated by reference from Exhibit 10.13 to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 4, 2011).

17.1	Resignation Letter of Scott Gottlieb

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMMAUS LIFE SCIENCES, INC.

Date: December 22, 2015

	By:	/s/ Peter Ludlum
	Name:	Peter Ludlum
	Title:	Chief Financial Officer